UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):         March 1, 2012

SUN HEALTHCARE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12040	13-4230695
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18831 Von Karman, Suite 400 Irvine, CA	92612
(Address of principal executive offices)	(Zip Code)

No Change
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On March 1, 2012, Sun Healthcare Group, Inc. (the “Company”) filed its Annual Report on Form 10-K for the year ended December 31, 2011.  In Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operation – Medicare,” the Company stated that “Sequestration will result in a 2% reduction in payments for skilled nursing centers effective January 1, 2013, which we estimate will reduce our revenues by approximately $2.2 million annually.”  The term “annually” was inadvertently used in that sentence instead of the term “quarterly.”  The correct amount of the estimated reduction in Medicare revenues is approximately $2.2 million quarterly.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUN HEALTHCARE GROUP, INC.

/s/ Jeffrey M. Kreger
Name: Jeffrey M. Kreger
Title: Senior Vice President and Corporate Controller

Dated:  March 2, 2012